Exhibit 10.1

LEASE CONTRACT

Lessor:	China Electronic Information Industry Group Corporation (“Party A”)
Registration Domicile:	Beijing, China
Legal Representative:	Yang, Xiaotang
Address:	27, Wanshou Road, Haidian District, Beijing
Telephone No:	+(8610) 6217-1563
Fax No:	+(8610) 6821-3745
Lessee:	AsiaInfo Technology (China) Inc. (“Party B”)
Registration Domicile:	Beijing, China
Legal Representative:	Zhang, Zhenqing
Address:	4/F Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District Beijing 100086, P.R. China
Telephone No:	+(8610) 8216- 6688
Fax No:	+(8610) 8216-6699

1. SUBJECT MATTER FOR LEASE.

1.1  Party A agrees to lease to Party B under good status the third and fourth floors of China Electronic Information Building located at 4/F Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P.R. China, with the aggregated area under the lease six thousand three hundred forty-seven point four seven square metres (6,347.47 m² ) (which is gross area, including shared area for common use), with the particular position as delineated by the red lines on the drawing of Appendix I.

1.2  Interior decoration: As it is.

1.3  The premises mentioned above shall only be used for office purpose.

2   LEASE TERM.

2.1  The premises mentioned above shall be of a lease term of two (2) years, commencing from December 1, 2006 and ending on November 31, 2008. In principle, Party B may not terminate the lease between December 1, 2006 and November 30, 2007. In case Party B wishes, during the valid term of this Contract, to withdraw early from the lease, it shall notify Party A in writing three (3) months in advance and also pay Party B a liquidated damages as follow: (a) an amount equivalent to the sum of four (4) months’ rent in case to withdraw during December 1, 2006 to November 30, 2007; (b) an amount equivalent to the sum of three (3) months’ rent in case to withdrawal during November 30, 2007 to November 30, 2008.

2.2  In case Party A wishes, during the valid term of this Contract, to withdraw early from the lease, it shall notify Party A in writing three (3) months in advance and also pay Party B a liquidated damages as follow: (a) an amount equivalent to the sum of four (4) months’ rent in case to withdraw during December 1, 2006 to November 30, 2007; (b) an amount equivalent to the sum of three (3) months’ rent in case to withdrawal during November 30, 2007 to November 30, 2008. Party A shall also return to Party B the rent which is already paid but not actually incurred.

2.3  Upon expiration of the lease term, Party A shall have the right to take back the premises under the lease and Party B shall return the premises timely. In the event that Party B wishes to renew the lease, Party B shall handle the renewal procedures with Party A three (3) months prior to the expiration of this Contract.

3  RENT AND PAYMENT.

3.1  During the lease term, the leasing price shall be two point eight Renminbi (RMB 2.8) per square metre for each day (which is gross area, not including property management fee), with the lease term to be calculated according to calendar days.

3.2  Payment of the rent shall be paid per three months (“Payment Period”) from the date of this Contract, with the whole rent to be paid in four (4) installments and each installment to be paid by Party B to Party A during the 16th to 25th of the first month every Payment Period.

4  SECURITY DEPOSIT.

Party A waives any security deposit payments from Party B.

5  MANAGEMENT FEES AND OTHERS.

5.1  All the fees during the lease term in connection with the premises mentioned above for electricity, deposit of telephone lines, telephone and charges in connection with the lease and use of the premises mentioned above shall be paid by Party B in full amount and timely according to the provisions and requirements of the Building Property Management Company (the “Company”) or other relevant departments.

5.2  Any taxes and fees payable by the owner of the premises mentioned above (Party A) according to the laws or relevant provisions in connection with the lease of the premises mentioned above shall be paid by Party A.

6  PARTY A’S RIGHTS AND OBLIGATIONS.

6.1  In the event of default by Party B of this Contract, Party A may authorize, with no further notice otherwise, the Company to procure the rectification by Party B of its default and its compensation of corresponding losses.

6.2  During the three (3) months prior to the expiration of the lease term, Party A may enter the premises with any person who has the intention to lease the premises for the purpose of inspection, subject to notification to Party B and obtaining Party B’s agreement.

6.3  In the event that Party B has not removed all or any part of its own private property or self-installed equipment and articles out of the premises within five (5) days of the expiration or termination and discharge of this Contract, Party A will charge Party B an extra rent for the delay according to the actual days elapsed.

6.4  In the event of any damages to the leased property which are not attributable to Party B and which prevents Party B’s ordinary use, Party A shall assume the cost for the maintenance. When such damage occurs, Party A shall fix and eliminate the damage in three (3) business day after the damage occurred, or as mutually agreed upon between Party A and Party B. If Party A refuses to fulfill its obligations pursuant to this Section 6.4, Party B may either repair the damages or terminate the lease without any further obligations. Party A shall borne all cost related to such repair. If the lease is terminated pursuant to this Section 6.4, Party A shall return to Party B the rent which is already paid but not actually incurred, plus any other expenses and/or damages.

6.5  Party A shall declare and pay taxes and fees by itself in connection with its lease out of the premises.

7  PARTY B’S RIGHTS AND OBLIGATIONS.

7.1  Party B shall have the right to use the premises mentioned above and the common areas and common equipment of the Building and assume the corresponding liabilities and obligations in accordance with the provisions of this Contract and the rules and regulations of the Building.

7.2  Party B shall adopt necessary preventive measures as to prevent fire occurring to the premises.

7.3  In the event of any damage to the premises due to Party B’s improper use, management and maintenance, Party B shall notify Party A or the Company of the same timely and shall assume the maintenance cost and compensation which occurs as a result thereof.

7.4  Party B shall decide by itself on issues of insurance for the property Party B places within the premises mention above or Party B may authorize the Company to handle such issues on its behalf.

7.5  Without prior approval from Party A, Party B may not transfer, sublease or otherwise let other people use all or any part of or share the premises mentioned above with other people.

7.6  Party B agrees that Party A may, within reasonable time and subject to giving prior notice (or under urgent circumstances, without giving prior notice), enter the premises mentioned above for the purpose of inspection and examination of the status of the facilities originally installed within the premises, or handling contingency issues. In case the facilities are damaged due to Party B’s fault, Party B shall repair promptly such damage according to Party A’s requirement and at its own cost, or Party A shall have the right to carry out the repair for Party B and the cost thereof shall be borne by Party B.

7.7  Without Party A’s prior written approval, Party B may not move or remove any fixtures in the above mentioned premises. Any reform done by Party B should be based on the principle that such reform shall not damage the monolithic structure and facilities of the premises.

7.8  In the event of any damage to other people’s property or injury to individuals due to Party B’s improper use, management, maintenance, etc of the premises mentioned above, Party B shall solve by itself the dispute arising there from and assume by itself the liability to compensate such damage.

7.9  Upon expiration of the lease term, Party B shall remove its own private property and self-installed equipment and articles out of the premises mentioned above, hand back the premises mentioned above under clean and good condition to Party A. Articles as a result of Party B’s decoration may remain to be owned by Party A, and Party A does not have to pay compensation for such decoration. In the event of any damage to the interior and outside of the premises mentioned above due to Party B’s dismantlement, carrying-away, etc, Party B shall be liable for repair and compensation of such damage.

7.10  Any act of negligence of duty, of default and of infringement on the part of Party B’s employees, visitors and other people permitted to enter the premises mentioned above in connection with their management, maintenance and use of the premises mentioned above shall all be deemed as Party B’s act, and Party B shall be liable to Party A therefore.

8  FORCE MAJEURE.

In the event of earthquake, typhoon, storm, fire, war and other force majeure events which are unforeseen, with their occurrence and consequences unpreventable and unavoidable, and which prevent performance by either Party of this Contract or performance of this Contract according to the terms and conditions agreed in this Contract, the Party encountering such force majeure shall promptly inform the other Party by telegram or fax and shall furnish within fifteen (15) days details of such force majeure and valid proof documents as to this Contract being unable to be performed in whole or in part, or to be delayed for its performance. The proof documents shall be issued by the local notary institution where the force majeure occurs. The Parties shall consult with each other to decide whether this Contract shall, in accordance with the extension to which the performance of this Contract is affected, be terminated, partly discharged of the performance liabilities or delayed for its performance.

9  LIABILITY FOR BREACHING CONTRACT.

9.1  Each of Party A and Party B shall perform this Contract in good faith. Either Party, who breaches this Contract, shall bear damages to the other Party as a result of such breach.

9.2  During the lease term, if Party A breaches this Contract, damages shall be borne by Party A in pursuant to Section 2.1 and if Party B breaches this Contract, damages shall be borne by Party B in pursuant to Section 2.2.

9.3  If Party B fails to pay the rent to Party A timely according to this Contract, Party A shall have the right to notify Party B in writing for immediate payment. For delay in payment, Party B shall pay Party A the surcharge at the rate of zero point zero five percent (0.05%) of the day rent for each day. In case the delay in payment exceeds thirty (30) days, Party A shall have the right to discharge this Contract, with the date of issue of the written notice for discharge being the date of such discharge, and this shall be regarded as the termination of this Contract by Party B’s breaching contract and Article 4 of this Contract shall then apply. Apart from the rent Party B has delayed to pay, Party B shall also pay all the surcharge in accordance with this Article.

10  PRE-EMPTIVE RIGHT.

10.1  Party B may propose to renew the lease three (3) months prior to the expiration of the lease term and, if Party A intends to continue to lease out the premises mentioned above and Party B has no material default during the lease term, Party B shall have the pre-emptive right to enter into the renewal lease contract for the premises mentioned above under the same conditions and terms.

10.2  During the lease term or upon expiration of the lease term, if Party A intends to sell the premises mentioned above and Party B has no material default during the lease term, Party B shall have the pre-emptive right to purchase the premises mentioned above under the same conditions and terms.

11  GOVERNING LAW AND SETTLEMENT OF DISPUTE.

11.1  The formation, validity, interpretation, implementation and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China.

11.2  Any dispute arising out of the performance of this Contract or in connection with this Contract shall be settled by the Parties through friendly consultations between them. Failing it, such dispute shall be referred to and finally settled by arbitration of the Beijing Arbitration Commission.

12  MISCELLANEOUS PROVISIONS.

12.1  In the event that any provision of this Contract is made invalid, illegal or unenforceable in accordance with the laws, the validity, legality and enforceability of all other provisions of this Contract shall not be affected thereby and the Parties shall continue to perform such valid provisions of this Contract.

12.2  Any notice, request or other communication in connection with this Contract shall be in writing and shall be sent to the other Party by registered mail, personal delivery or fax at the addresses of the Parties set forth above first. Mails to Party B may also sent to the address of the premises mention above.

12.3  Anything not covered in this Contract shall be dealt with in the Supplementary Agreement otherwise entered into between Party A and Party B, which shall be an appendix to this Contract. The appendix to this Contract and the various rules and regulations set forth by the Company in relation to the management of the Building and the premises mention above shall be an integral part of this Contract.

12.4  This Contract shall have its Chinese version as the authentic version.

12.5  Upon agreement by the Parties, the execution of this Contract may be witnessed by the lawyers who shall further supervise the performance of this Contract. The legal fees incurred therefor shall be borne by Party B.

12.6  This Contract shall be executed in four (4) copies, with the lessor and lessee each keeping two (2) versions. Each of the four (4) copies of this Contract shall be equal in legal force.

12.7  This Contract shall become effective on the date of its signature.

IN WITNESS WHEREOF each of the Parties hereto have caused this Contract to be executed by its duly authorized representative on the date set forth below.

Party A: (Contract Seal of China Electronic Information Industry Group Corporation)

Representative of Party A: (signature)

Dated: October 20, 2006

Party B: (Contract Seal of AsiaInfo Technology (China) Inc.)

Representative of Party B: (signature)

Dated: October 20, 2006